Exhibit 10.1

Execution Copy

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of September 17, 2015, by and between SFX Entertainment, Inc., a Delaware corporation (the “Company”), and Sillerman Investment Company III LLC, a Delaware limited liability company (the “Subscriber”).

WHEREAS, the Company desires to issue and sell to the Subscriber, and the Subscriber desires to subscribe for and purchase from the Company, an aggregate of 300 shares (the “Sale Shares”) of Series A Preferred Stock of the Company, par value $0.001 per share (“Series A Preferred Stock”), having the terms set forth in the Certificate of Designations, Rights and Preferences of the Series A Preferred Stock of the Company, dated as of September 17, 2015 (the “Certificate of Designations”), a copy of which is attached hereto as Annex A.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SUBSCRIPTION; CLOSING; DELIVERIES

1.1.                            Initial Closing.  The purchase and sale of the Sale Shares shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing”).  The initial Closing (the “Initial Closing”) of the transactions contemplated by this Agreement shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, at One New York Plaza, New York, New York 10004 on the date hereof simultaneously with the execution and delivery of this Agreement by all parties hereto (such date, the “Closing Date”).  Subject to the terms and conditions hereof, at the Initial Closing, the Subscriber shall subscribe for and purchase from the Company 150 Sale Shares for an initial subscription price of $15,000,000 (the “Initial Subscription Price”), and the Company shall issue and sell such Sale Shares to the Subscriber at the Initial Subscription Price.

1.2.                            Subsequent Closings.  Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Subscriber at six (6) subsequent Closings (each, a “Subsequent Closing”) over the thirty (30) day period following the Initial Closing 25 Sale Shares for a subscription price of $2,500,000 at each such Subsequent Closing (each such amount, a “Subsequent Subscription Price”), with the first Subsequent Closing to be held five (5) days following the Initial Closing, and the Subsequent Closings to be held every fifth (5th) day thereafter (and if any such fifth (5th) day is not a Business Day, such Subsequent Closing shall be held on the immediately following Business Day).  “Business Day” means any day other than a Saturday, Sunday or day on which banks are closed in New York, New York.

1.3.                            Closing Deliveries.

(a)                                 At the Initial Closing, the Company shall deliver to the Subscriber:

(1)   evidence that the Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware and is in full force and effect; and

(2)   a certificate or certificates evidencing the Sale Shares being purchased at the Initial Closing.

(b)                                 At each Subsequent Closing, the Company shall deliver to the Subscriber a certificate or certificates evidencing the Sale Shares being purchased at such Subsequent Closing.

(c)                                  At each Closing, the Subscriber shall deliver and pay to the Company, by wire transfer of immediately available funds to the account specified in advance by the Company, the Initial Subscription Price or the Subsequent Subscription Price, as applicable.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Subscriber as of each Closing as follows:

2.1.                            Organization and Good Standing.  The Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite power and authority to own its assets and to carry on its business as now conducted.

2.2.                            Authority; Execution; Enforceability.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, by the Company have been duly authorized by all requisite action on the part of the Company and no other action on the part of the Company is necessary for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby.  Assuming the due authorization, execution and delivery of this Agreement by all other parties hereto, this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and (y) general principles of equity.  The Company has all requisite power and authority to issue the Sale Shares in accordance with this Agreement

2.3.                            No Conflicts.  The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby by the Company will not, violate, conflict with or result in a breach of or constitute a default (with or without notice or lapse of time, or both) under any material agreement, instrument, permit, franchise, license, law, regulation, judgment or order applicable to the Company.

2.4.                            Consents and Approvals.  Assuming the accuracy of the representations and warranties made by the Subscriber in Article IV, no notices, reports, registrations or other filings are required to be made by the Company with, nor are any consents, approvals or authorizations required to be obtained by the Company from any governmental authority or any other person under any contract, agreement or other obligation to which the Company is party or by which its assets are bound, in connection with the valid execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement or the issuance of the Sale Shares by the Company in accordance with this Agreement, in each case except for such notices, reports, registrations, other filings, consents, approvals or authorizations the failure of which to make or obtain, individually or in the aggregate, are not material to the Company’s ability to perform its obligations hereunder and would not be reasonably likely to prohibit or restrict or delay, in any material respect, the performance by the Company of its obligations hereunder or the issuance of the Sale Shares by the Company in accordance with this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber hereby represents and warrants to the Company as of each Closing as follows:

3.1.                            Organization and Good Standing.  The Subscriber (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite power and authority to own its assets and to carry on its business as now conducted.

3.2.                            Authority; Execution; Enforceability.  The Subscriber has all requisite capacity, power and authority to (a) execute and deliver this Agreement, (b) perform its obligations hereunder and thereunder, and (c) consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby has been duly authorized by all requisite action on the part of the Subscriber, and no other action on the part of the Subscriber is necessary for the execution, delivery and performance of this Agreement by the Subscriber or the consummation of the transactions contemplated hereby or thereby.  Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and (y) general principles of equity.

3.3.                            No Conflicts.  The execution, delivery and performance of this Agreement by the Subscriber do not, and the consummation of the transactions contemplated hereby and thereby by the Subscriber will not, violate, conflict with or result in a breach of or constitute a default (with or without notice or lapse of time, or both) under any agreement, instrument, permit, franchise, license, law, regulation, judgment or order applicable to the Subscriber.

3.4.                            Purchase Entirely for Own Account. The Subscriber represents that the Sale Shares will be acquired for investment by the Subscriber for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party, with respect to any of the Sale Shares.

3.5.                            Investment Experience. The Subscriber can bear the economic risk of the total loss of its investment in the Sale Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Sale Shares.

3.6.                            Accredited Investor. The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3.7.                            Restricted Securities. The Subscriber understands that the Sale Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act, except in certain limited circumstances. The Subscriber is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act

3.8.                            Reliance on Exemptions. The Subscriber understands that the Sale Shares are being offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Subscriber contained in this Agreement in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire the Sale Shares.

ARTICLE IV

MISCELLANEOUS

4.1.                            Entire Agreement; Amendments.  This Agreement, the Annexes and other documents referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto.  This Agreement shall not be amended, restated, modified or supplemented except by a written instrument signed by all parties hereto.  Until such an amendment is signed by all such parties, any other agreements, understandings, written or oral promises or representations at odds with the terms of this Agreement shall be of no effect and shall not in any way be binding upon the parties hereto.

4.2.                            Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) when delivered by facsimile or electronic transmission with confirmation of delivery, or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:

SFX Entertainment, Inc.

902 Broadway, 15th Floor

New York, New York 10010

Attention:  Richard Rosenstein

Fax No.:  (646) 417-7393

with a copy (which shall not constitute notice) to:

Steptoe & Johnson LLP

1114 Avenue of the Americas

New York, NY 10036

Attention:  Michael J.W. Rennock

Fax No.:  (212) 506-3950

If to Subscriber:

Sillerman Investment Company III LLC

902 Broadway, 15th Floor

New York, NY 10010

Attn:  Robert F. X. Sillerman

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Philip Richter

Fax No.:  (212) 859-4000

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

4.3.                            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party to this Agreement may assign its rights or delegate its obligations under this Agreement prior to the Closing without the express prior written consent of the other parties to this Agreement.  Following the Closing, the Company may assign any of its rights hereunder, but no such assignment shall relieve the Company of its obligations hereunder.

4.4.                            Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof.  Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party.  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

4.5.                            Certain Expenses.  Each party hereto shall bear its own costs, fees and expenses incurred in connection with the transactions contemplated by this Agreement; provided, that the Company shall reimburse the Subscriber for all out of pocket legal fees incurred in connection with the transactions contemplated hereunder.

4.6.                            Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

4.7.                            Execution in Counterparts.  This Agreement may be executed in counterparts, including by facsimile transmission or other electronic means, each of which shall be considered an original instrument, but all of which together shall constitute one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

4.8.                            Further Assurances.  Upon the terms and subject to the conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (a) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (b) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (c) the execution and delivery of such instruments, and the taking of such other actions, as the other parties hereto may reasonably require in order to carry out the intent of this Agreement.

4.9.                            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws or choice of law provisions or principles.  By the execution and delivery of this Agreement, the Company and the Subscriber submits to the exclusive personal jurisdiction of any state or federal court sitting in the in the State of Delaware, in any suit or proceeding arising out of or relating to this Agreement.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.10.                     No Third Party Beneficiaries.  Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective heirs, successors and permitted assigns any right, benefit or remedy under or by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.

COMPANY:

SFX ENTERTAINMENT, INC.

By:	/s/ Richard Rosenstein
Name: Richard Rosenstein
Title: CFO

SUBSCRIBER:

SILLERMAN INVESTMENT COMPANY III LLC

By:	/s/ Robert F. X. Sillerman
Name: Robert F. X. Sillerman
Title: Manager and Sole Member

[Signature Page to Subscription Agreement]